ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20080247497-93

Filing Date and Time
04/09/2008 12:32 PM

Entity Number
E0231742008-9

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: YORK RESOURCES, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Name: Empire Stock Transfer Inc.

(MANDATORY) Physical Street Address: 2470 Saint Rose Pkwy, Ste. 304 | City: Henderson | Nevada | Zip Code: 89074

(OPTIONAL) Mailing Address | City | State | Zip Code

3. Shares: (number of shares corporation is authorized to issue)

Number of shares with par value: 100,000,000 | Par value per share: $ .001 | Number of shares without par value:

4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)

1. Name: R. MICHAEL STUNDEN
   Street Address: 2686 Point Grey Road | City: Vancouver, BC CANADA | State | Zip Code: V6K 1A5
2. Name
   Street Address | City | State | Zip Code
3. Name
   Street Address | City | State | Zip Code

5. Purpose: (optional - see instructions)

The purpose of this Corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)

Name: Patrick Mokros | X Signature

Address: 2470 Saint Rose Pkwy, Ste. 304 | City: Henderson | State: NV | Zip Code: 89074

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

X Authorized Signature of R. A. or On Behalf of R. A. Company | Date: 04/07/08

This form must be accompanied by appropriate fees.